Exhibit 99.2

FOR IMMEDIATE RELEASE

Media Relations	Tyco International Investor Relations	Tyco Electronics Investor Relations	Tyco Healthcare Investor Relations
Sheri Woodruff	Ed Arditte	John Roselli	Cole Lannum
609-720-4399	609-720-4621	610-893-9559	508-452-4343
swoodruff@tyco.com	Karen Chin	Keith Kolstrom	Wayde McMillan
	609-720-4398	717-986-7689	508-452-4387

TYCO PROVIDES UPDATE ON SEPARATION PROCESS

PEMBROKE, Bermuda — April 20, 2007 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) announced today that it has filed amended Form 10 and S-1 documents with the U.S. Securities and Exchange Commission (SEC) related to its upcoming separation into three independent, publicly-traded companies.

Tyco expects the offerings described in the registration statements, along with the final separations, to be completed by the end of second calendar quarter of 2007.  However, the exact timing of the separation will be dependent on the effective date of the registration statements and final approval by Tyco’s Board of Directors of the tax free stock dividends for Tyco Electronics and Tyco Healthcare, now known as Covidien, to shareholders owning Tyco stock as of the record date.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.

OTHER INFORMATION

The Registration Statements relating to these securities have been filed with the SEC, but have not yet become effective.  These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statements become effective.  Prospectus information may be obtained from Edward Arditte, Senior Vice President of Strategy & Investor Relations, Tyco International, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

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